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                                                                       Ex 3.1(d)

                                                               FILED # C24536-97

                                                                     AUG 14 2001

                                                  IN THE OFFICE OF


                                                 /s/ DEAN HELLER
                                                 -------------------------------
                                                 DEAN HELLER, SECRETARY OF STATE

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (AFTER ISSUANCE OF STOCK)

                           BUDGETHOTELS.COM INC.

          I, the undersigned, William Marshall, President and SHANNON GARDNER, Secretary of budgethotels.com inc. does hereby certify:

          That the Board of Directors of said corporation at a meeting duly convened, held on the 15 day of June, 2001, adopted a resolution to amend the original articles as follows:

     Article "First" is hereby amended to read as follows:

     FIRST: The name of the corporation is Budgethotels Network Inc.

     That on the 24 day of July, 2001, the shareholders of the corporation approved the foregoing resolution. The number of shares of the corporation outstanding and entitled to vote on the amendment to the Articles of Incorporation was 13,667,550; that the said change and amendment have been consented to and approved by a majority of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                        /s/ William J. Marshall
                                        ----------------------------------------
                                        William J. Marshall, President


                                        /s/ SHANNON GARDNER
                                        ----------------------------------------
                                        SHANNON GARDNER Secretary

PROVINCE OF STATE OF BRITISH COLUMBIA        )

     On AUGUST 10, 2001, personally appeared before me, a Notary Public, Williams J. Marshall, President and SHANNON GARDNER, Secretary, of budgethotels.com inc who acknowledged that they executed the above instrument.


                                        /s/ ROBERT S. MACLEOD
                                        ----------------------------------------
                                        Barrister, Solicitor and Notary Public,
                                        residing in the Municipality of KELOWNA
                                        BRITISH COLUMBIA

Lifetime Commission

                                                    ROBERT S. MACLEOD
                                                  BARRISTER & SOLICITOR
                                                 #301-1665 ELLIS STREET
                                                   KELOWNA, BC V1Y 283
                                                     PHONE: 762-2108